Christopher E. Howard
                                Employment Terms



         Position:                   Executive Vice President.  Responsibilities
                                     include management of the Company's major transactions and contractual relationships, and as otherwise required by the CEO.

         Employment Status:          Employee at will. These terms of employment
                                     are  effective  for  fiscal  year  2001 and
                                     continue  in  force on a year-to-year basis
                                     until  altered   by   mutual  agreement  or
                                     termination of employment.

         Base Compensation:          $300,000 annual salary,  paid in accordance
                                     with the Company's payroll cycle, subject to applicable withholding.

         Bonus: Participation in the Company's Bonus Program at a level that provides a maximum bonus potential of 50% of base compensation ($150,000) upon achieving the targets set forth in the Bonus Program.

         Severance Compensation:     Upon  termination  of  employment  for  any
                                     reason,   voluntarily  or  involuntarily, a
                                     severance payment of $510,000, subject to applicable withholding.

         Options: With respect to the $3.00 options issued in November,1999, those options remain subject to the vesting schedule and other provisions set forth in the option grant, subject to the following amendment of the vesting schedule. In the event the employee's employment is terminated by the Company for other than "cause" within 12 months following a Merger the employee shall be vested in the full number of options that would otherwise have vested had the employee's employment continued for a full 12 months following the date of termination of employment.

                                     Participation   in   the   Company's option
                                     program for  fiscal  year 2001   on a basis
                                     consistent with the other senior management of the Company.

         Benefits:                   Participation  in  Company benefit programs
                                     generally available to the Company's senior
                                     management  group as in effect from time to
                                     time   throughout   the   term   of    this
                                     memorandum.